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                                                                     Exhibit 5.1

M. Timothy Elder
Direct Dial: 404-815-3532
Direct Fax: 404-685-6832
E-Mail: telder@sgrlaw.com
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                                  May 31, 2002

Board of Directors equitel, inc.
4021 Stirrup Creek Drive
Suite 400
Durham, North Carolina 27703

RE:  equitel, inc.
     Registration Statement on Form S-8
     10,000,000 Shares of Common Stock
     2002 Long Term Incentive Plan

Ladies and Gentlemen:

     We have acted as counsel for equitel, inc. (the "Company") in connection with the registration of 10,000,000 shares of its $.001 par value Common Stock (the "Shares") reserved for issuance under the Company's 2002 Long Term Incentive Plan (the "Plan"), pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), covering the Shares.

     In connection therewith, we have examined the following:

          (1) The Articles of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

          (2) The Bylaws of the Company, certified as complete and correct by the Secretary of the Company;

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          (3) Written Action of the Board of Directors of the Company adopting the Plan;

          (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Delaware; and

          (5) The Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission pursuant to the Act (the "Registration Statement").

     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 10,000,000 Shares covered by the Registration Statement have been legally authorized by the Company and when sold in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Sincerely,

                                            SMITH, GAMBRELL & RUSSELL, LLP

                                                 /s/ M. Timothy Elder
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                                            M. Timothy Elder